Exhibit 99.1

Worksport (NASDAQ: WKSP) Secures U.S. Patent For ‘Industry-First’ Zerofrost Heat Pump Through Its Subsidiary, Terravis Energy.

Newly issued U.S. Patent No. 12,624,872 strengthens Worksport’s clean-energy intellectual property around ZeroFrost™, the proprietary AetherLux™ heat-pump architecture designed to address one of the largest barriers to cold-climate heat-pump adoption: frost buildup and defrost-cycle performance loss.

West Seneca, New York, May 26, 2026 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator and manufacturer of hybrid and clean energy solutions primarily for the light truck, overlanding, and global consumer goods markets today announced that its clean-energy subsidiary, Terravis Energy, has been issued U.S. Patent No. 12,624,872 B2 by the United States Patent and Trademark Office for its AetherLux™ heat-pump system incorporating ZeroFrost™ technology.

The patent, titled “Heat Pump System and Components Thereof,” protects core and ancillary system architecture features related to the Terravis Energy’s ZeroFrost platform, including proprietary configurations designed to support continuous heating performance while reducing or eliminating the need for conventional defrost cycles. Further patent applications are pending in various jurisdictions worldwide.

Worksport expects certification for this technology within second half of 2026. The technology has attracted interest from several Fortune 500 companies, hundreds of dealers, and the Department of Energy’s NLR Alaska Lab.

Why This Matters

Heat pumps are becoming a mainstream global solution for efficient residential and commercial heating and cooling. Grand View Research reports that heat pumps will more than double in market size to $200B by 2033, with adoption especially strong in colder countries such as Norway, Sweden, and Finland. However, a key misconception is that cold-climate heat pumps are only for extreme markets like Alaska, while the data supports that they are increasingly relevant across large heating markets in the northern U.S., Canada, Europe, and China.

One of the remaining barriers is frost. When frost builds on outdoor coils, conventional heat pumps often must interrupt heating, reverse operation, or rely on backup heat to clear ice. Worksport believes its patented ZeroFrost™ architecture directly targets this issue by supporting more dependable heating performance in all-weather conditions.

The timing is also aligned with broader market momentum. In New York, NYSERDA identifies heat pumps as a smarter, more efficient option for heating and cooling buildings, and the state has banned natural gas lines in new constructions, leaving heat-pumps as the go-to option.

Worksport believes ZeroFrost directly targets this industry limitation. The AetherLux Pro system is being developed to deliver dependable heating in harsh climates by addressing frost formation at the system level, rather than treating defrost as an unavoidable operating interruption.

Patent Coverage and Strategic Protection

●	The newly issued patent is expected to strengthen Worksport’s defensible position around AetherLux and ZeroFrost as the Company advances third-party validation, certification work, strategic partner discussions, and future commercialization planning. The patent generally covers an antifreeze coil proximate to a refrigerant coil at the outdoor heat exchanger for reducing temperature of the refrigerant coil, thus reducing or preventing the formation of frost on the coil, which in turn avoids the requirement for a defrost cycle or supplemental heating source.

Worksport continues to view AetherLux (owned by its Subsidiary Company, Terravis Energy) as a strategic upside platform separate from Worksport’s current core revenue drivers, which remain tonneau covers, expanded B2B and B2C distribution, NEXUS, SOLIS, and COR. However, the Company believes this patent and multiple related pending patent applications materially strengthen the long-term value of the AetherLux platform by protecting technology that could support future product sales, strategic partnerships, private-label opportunities, and potential licensing pathways.

Management Commentary

“Securing this patent is an important milestone for Terravis Energy and the AetherLux product line,” said Lorenzo Rossi, Chief Executive Officer of Terravis Energy. “ZeroFrost was developed to address one of the most persistent challenges in the heat-pump market: maintaining efficient, reliable heating performance in cold-weather conditions where frost and defrost cycles can disrupt conventional systems. We believe this technology can make advanced heat-pump systems more practical, more dependable, and more attractive across large cold-climate markets.”

Mr. Rossi continued, “For Terravis Energy, this patent protects more than a product feature. It protects core system architecture behind AetherLux, giving us a stronger foundation for future commercialization, strategic partnerships, and potential licensing opportunities. While Terravis Energy remains separate from Worksport’s core 2026 revenue plan, we believe it represents one of the most compelling long-term clean-energy opportunities within the overall Worksport portfolio.”

Expanding Terravis Energy’s IP Position, Benefiting Worksport Shareholders

The issuance of this patent strengthens Terravis Energy’s intellectual property position around AetherLux, its clean heating and cooling product line. Terravis Energy owns and develops the AetherLux platform, while Worksport Ltd. (NASDAQ: WKSP), as the parent company, expects to benefit from the long-term value created by Terravis Energy’s protected technology.

This distinction is important. Worksport’s manufacturing and automotive-accessory operations remain focused on scaling tonneau covers, SOLIS solar covers, and COR portable energy systems. Terravis Energy is advancing AetherLux as a separate clean-energy platform with potential future value through commercialization, strategic partnerships, and licensing opportunities.

Management believes this structure allows Worksport to continue executing on its core revenue plan while preserving meaningful upside for WKSP shareholders through Terravis Energy’s growing patent-protected technology portfolio. Worksport previously announced significant growth in its global patent portfolio, including both issued patents and pending applications, as part of its broader strategy to protect innovation, strengthen competitive positioning, and support long-term shareholder value.

Read More on Aetherlux

●	February 11, 2025: Terravis Energy Unveils Revolutionary “No-Defrost” Heat Pump Technology
●	October 6, 2025: Terravis Energy Selected for Competitive NREL NTAP Award to Analyze ZeroFrost Technology in Alaska
●	January 27, 2026: Terravis Energy Secures Mass Manufacturing for Aetherlux Heat Pump
●	February 12, 2026: Worksport Confirms Government Evaluation of Aetherlux for Potential Long-Term Deployment

The Company expects to share additional news on AetherLux withing the second half of 2026, including certification status update, final product specs, and sales pipeline.

Stay tuned for more information and join our mailing list to stay up to date with the latest: Join Worksport’s Newsletter

Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi X (Twitter)

Steven Rossi LinkedIn

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

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